Exhibit 2.1

PLAN OF CONVERSION

Converting

KADMON HOLDINGS, LLC

(a Delaware limited liability company)

into

KADMON HOLDINGS, INC.

(a Delaware corporation)

This Plan of Conversion (the “Plan of Conversion”) is made and entered into effective as of June    , 2016 by Kadmon Holdings, LLC, a Delaware limited liability company (the “LLC”).

RECITALS

A.                                    The LLC was formed on September 15, 2010 (the “Formation Date”) pursuant to the Delaware Limited Liability Company Act (the “LLC Act”).  The members of the LLC (the “Members”) entered into a Second Amended and Restated Limited Liability Company Agreement dated and effective as of June 27, 2014 (as from time to time amended, the “LLC Agreement”).

B.                                    Pursuant to the LLC Agreement, ownership interests in the LLC are denominated as Units (the “Units”) and classified into “Class A Units”, “Class B Units”, “Class C Units”, “Class D Units” and “Class E Units”.  The LLC is managed and controlled by a board of managers (the “Board”).

C.                                    A conversion of a Delaware limited liability company into a Delaware corporation is allowed under Section 265 of the Delaware General Corporation Law (the “DGCL”) and Section 18-216 of the Act.

D.                                    In accordance with Section 14.14 of the LLC Agreement, the Board has determined that it is in the best interests of the LLC and the Members that the LLC be converted into a Delaware corporation (the “Conversion”).  In accordance with Section 18-216(b) of the LLC Act, Section 265 of the DGCL and the LLC Agreement, the Board has approved the conversion of the LLC into a Delaware corporation pursuant to the terms and conditions of this Plan of Conversion, and the execution, delivery and filing of any and all instruments, certificates and documents necessary or desirable in connection with the Conversion.

E.                                     This Plan of Conversion requires the formation of a Delaware corporation into which the LLC will be converted.  The Members desire to nominate Bart M. Schwartz, Esq., Eugene Bauer, M.D., D. Dixon Boardman, Alexandria Forbes, Ph.D., Andrew B. Cohen, Thomas E. Shenk, Ph.D., Susan Wiviott, Esq. and Louis Shengda Zan as the initial directors of such Delaware corporation.

NOW, THEREFORE, for the purpose of prescribing the terms and conditions of the Conversion, the mode of carrying the Conversion into effect, and such other details and provisions of the Conversion as are deemed necessary and desirable, the LLC hereby sets forth this Plan of Conversion as follows:

1.                                      Approval; Conversion.  The Conversion is hereby approved under the terms of this Plan of Conversion.  Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the LLC Act and the DGCL, including without limitation Section 18-216 of the LLC Act and Section 265 of the DGCL, the LLC shall convert, at the Effective Time (as defined below), into Kadmon Holdings, Inc., a Delaware corporation (the “Corporation”).  The Corporation shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Corporation shall be deemed to have commenced on the date the LLC commenced its existence.

2.                                      Terms and Conditions of Conversion.

(a)                                 The Conversion shall become effective upon the date and time (the “Effective Time”) on which (i) the Certificate of Conversion, in the form attached hereto as Exhibit A (the “Certificate of Conversion”) and (ii) the Certificate of Incorporation, in the form attached hereto as Exhibit B (the “Certificate of Incorporation”), are filed with the Delaware Secretary of State.  The LLC’s Chief Executive Officer, Chief Financial Officer and General Counsel (each, an “Authorized Officer”) is hereby authorized and directed to file the Certificate of Conversion and the Certificate of Incorporation with the Delaware Secretary of State.

(b)                                 Effective as of the Effective Time, the Corporation shall, for all purposes allowed under the laws of the State of Delaware as set forth in Section 265 of the DGCL, be deemed to be the same entity as the LLC.  The LLC shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not constitute a dissolution of the LLC and shall constitute a continuation of the existence of the LLC in the form of a Delaware corporation.  All of the rights, privileges and powers of the LLC and all property and all debts due to the LLC, as well as all other things and causes of action belonging to the LLC, shall be vested in the Corporation and shall be the property of the Corporation.  All rights of creditors and all liens upon any property of the LLC shall be preserved unimpaired, and all debts, liabilities and duties of the LLC shall continue to be attached to the Corporation and may be enforced against the Corporation to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Corporation in its capacity as a Delaware corporation.

(c)                                  Effective as of the Effective Time, all outstanding Units shall be automatically converted into shares of common stock of the Corporation, $0.001 par value per share (“Common Stock”), as provided in Section 4 below.

(d)                                 Effective as of the Effective Time, (i) the Corporation shall be governed by (A) the Certificate of Incorporation and (B) the Bylaws of the Corporation, in substantially the form attached hereto as Exhibit C (the “Bylaws”), and (ii) subject to Section 6(b) below, the LLC Agreement shall automatically terminate and be of no further force or effect.  Notwithstanding the foregoing, the termination of the LLC Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the LLC Agreement, arising prior to the Effective Time.

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3.                                      Certificate of Incorporation; Directors.

(a)                                 Any Authorized Officer shall serve as the sole incorporator of the Corporation and, as such, is authorized to file the Certificate of Incorporation with the Delaware Secretary of State and appoint the Directors (as defined below) as the Corporation’s initial directors.

(b)                                 The initial directors of the Corporation shall be Bart M. Schwartz, Esq., Eugene Bauer, M.D., D. Dixon Boardman, Alexandria Forbes, Ph.D., Andrew B. Cohen, Thomas E. Shenk, Ph.D., Susan Wiviott, Esq. and Louis Shengda Zan (the “Directors”), each to serve until the next annual meeting of the stockholders of the Corporation or until his respective successor is duly elected and qualified or until his earlier resignation or removal.

(c)                                  Immediately following the Effective Time, the Directors shall adopt the Bylaws as the Bylaws of the Corporation and shall appoint officers of the Corporation, each to serve until the next annual meeting of the Board of Directors of the Corporation or until his respective successor is duly elected and qualified or until his earlier resignation or removal.

4.                                      Manner, Basis and Effect of Converting Units in the LLC into Common Stock of the Corporation.

(a)                                 Effective as of the Effective Time:

(i)                                     each one (1) Class A Unit shall automatically, and without any further action by any person or entity be converted into [one (1)] share of Common Stock;

(ii)                                  each one (1) Class B Unit shall automatically, and without any further action by any person or entity be converted into [one (1)] share of Common Stock;

(iii)                               each one (1) Class C Unit shall automatically, and without any further action by any person or entity be converted into [one (1)] share of Common Stock;

(iv)                              each one (1) Class D Unit shall automatically, and without any further action by any person or entity be converted into [one (1)] share of Common Stock;

(v)                                 each one (1) Class E Unit shall automatically, and without any further action by any person or entity be converted into [one (1)] share of Common Stock;

(vi)                              all outstanding warrants and options to purchase Units of the LLC shall remain outstanding following the Conversion and,

(A)                               for each one (1) Unit for which a warrant issued in 2011 is exercisable, such warrant shall be exercisable for [one (1)] share of Common Stock;

(B)                               for each one (1) Unit for which a warrant issued in 2013 and 2014 is exercisable, such warrant shall be exercisable for [one (1)] share of Common Stock;

(C)                               for each one (1) Unit for which a warrant issued in 2015 is exercisable, such warrant shall be exercisable for [one (1)] share of Common Stock; and

(D)                               for each one (1) Unit for which an option is exercisable, such option shall be exercisable for [one (1)] share of Common Stock; and

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(vii)                           All shares of Common Stock into which Units are converted pursuant to the Conversion in accordance with the terms of this Section 4 shall be deemed to have been issued in full satisfaction of all rights pertaining to such Units.  Immediately following the Effective Time, Units shall cease to exist, and the holder of any Units immediately prior to the Effective Time shall cease to have any rights with respect thereto.

The above conversion ratios are intended to comply with the provisions of Section 14.14(b) of the LLC Agreement in order to ensure that the relative percentage equity interests and economic positions of the LLC’s members immediately prior to the Conversion are maintained after giving effect to the Conversion.

(b)                                 At the Effective Time, there shall be no further registration of transfers on the transfer books of the LLC of any Units that were outstanding immediately prior to the Effective Time.

(c)                                  Shares of Common Stock issued in connection with the Conversion shall be uncertificated, and the Corporation shall register, or cause to be registered, such shares into which each outstanding Unit shall have been converted as a result of the Conversion in book-entry form.

5.                                      U.S. Federal Income Tax Consequences.  The Conversion has been structured to be treated, for U.S. federal income tax purposes, as a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.  Each Member is relying solely on such Member’s own tax advisor, if any, and not on any statements or representations of the LLC or the Corporation or any of the LLC’s or the Corporation’s advisors or agents for advice with respect to the transactions contemplated by this Plan of Conversion.

6.                                      Amendment or Termination.

(a)                                 This Plan of Conversion may be amended or terminated by the Board, and the Conversion may be abandoned, at any time prior to the Effective Time, notwithstanding any requisite prior approval and adoption of this Plan of Conversion by the Board.  If this Plan of Conversion is terminated, no party or their respective officers, directors, stockholders, members or authorized representatives shall have any liability of any nature whatsoever under this Plan of Conversion.  To the extent that any provision of this Plan of Conversion conflicts with any provision(s) of the LLC Agreement, this Plan of Conversion hereby amends and supersedes the LLC Agreement.

(b)                                 Notwithstanding anything contained herein to the contrary, in the event the LLC files a Certificate of Correction with the Secretary of State of the State of Delaware no later than four (4) days following the date of pricing of the Corporation’s proposed initial public offering of the Common sSock, then this Plan of Conversion shall be terminated and of no further force and effect and the LLC Agreement shall be reinstated and remain in full force and effect.

7.                                      No Third Party Beneficiaries.  This Plan of Conversion shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

8.                                      Further Assurances.  If, at any time after the Effective Time, the Corporation shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan of Conversion, (a) to vest, perfect or confirm, of record or otherwise, in the Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the LLC, or (b) to otherwise carry out the purposes of this Plan of Conversion, the

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Corporation and its proper officers and directors (or their designees) are hereby authorized to solicit in the name of the LLC any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the LLC, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the LLC, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the LLC and otherwise to carry out the purposes of this Plan of Conversion.

9.                                      Implementation and Interpretation; Termination and Amendment.  This Plan of Conversion shall be implemented and interpreted, prior to the Effective Time, by the Board and, following the Effective Time, by the board of directors of the Corporation, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of the LLC or any officers of the Corporation, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.  The Board at any time prior to the Effective Time may terminate, amend or modify this Plan of Conversion. Upon such termination of this Plan of Conversion, if the Certificate of Conversion and the Certificate of Incorporation have been filed with the Secretary of State of the State of Delaware, but have not become effective, any person or entity that was authorized to execute, deliver and file such certificates may execute, deliver and file a Certificate of Termination of such certificates.

10.                               Severability.  Whenever possible, each provision of this Plan of Conversion will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan of Conversion is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan of Conversion.

11.                               Governing Law. This Plan of Conversion shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Plan of Conversion has been adopted by the undersigned, as the Executive Vice President and General Counsel of the LLC, effective as the date first written above.

By:
Name: Steven N. Gordon, Esq.
Title: Executive Vice President and General Counsel

EXHIBIT A

CERTIFICATE OF CONVERSION

(See attached)

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

OF

KADMON HOLDINGS, LLC

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion is being duly executed and filed by Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), to convert the Company to Kadmon Holdings, Inc., a Delaware corporation, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the Delaware General Corporation Law (8 Del.C. § 101, et seq.) (the “DGCL”).  Pursuant to Section 265 of the DGCL, the Company certifies that:

1.              The Company was initially formed in the State of Delaware on September 15, 2010.

2.              The jurisdiction of the Company immediately prior to filing this Certificate of Conversion is the State of Delaware.

3.              The name of the Company immediately prior to filing this Certificate of Conversion is Kadmon Holdings, LLC.

4.              The name of the Company after the conversion, as set forth in its Certificate of Incorporation filed in accordance with Section 265(b) of the DGCL, is Kadmon Holdings, Inc.

5.              This Certificate of Conversion, and the conversion effected hereby, will be effective upon the filing of this Certificate of Conversion with the Secretary of State of Delaware.

[Signature Appears on Following Page]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion on this          day of June, 2016.

Kadmon Holdings, LLC

By:
Name: Steven N. Gordon, Esq.
Title: Executive Vice President and General Counsel

EXHIBIT B

CERTIFICATE OF INCORPORATION

(See attached)

CERTIFICATE OF INCORPORATION

OF

KADMON HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Kadmon Holdings, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

ARTICLE I

The name of the corporation is Kadmon Holdings, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

A.                                    The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is [                  ] shares, consisting of: [                  ] shares of common stock, $0.001 par value per share (the “Common Stock”) and [                  ] shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.                                    Except as otherwise restricted by this Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C.                                    The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

1.                                      Common Stock

(a)                                 General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b)                                 Voting.  Except as otherwise provided herein, the holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.                                      Preferred Stock.  The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors of the Corporation (the “Board of Directors”).  The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding.  In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE V

The Corporation is to have a perpetual existence.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.                                    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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C.                                    Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

E.                                     The number of directors shall be set at nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

F.                                      Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders described in Article VI(G) below) may, except as otherwise required by law, be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

G.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.  Vacancies in the Board of Directors resulting from such removal may, except as otherwise required by law, be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

ARTICLE VII

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be

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limited to the fullest extent permitted by the amended Delaware General Corporation Law.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE IX

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws.  Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors).  The stockholders shall also have power to adopt, amend or repeal the Bylaws.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class.

ARTICLE X

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class, shall be required to amend or repeal any of the Articles in this Certificate.

ARTICLE XI

To the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

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ARTICLE XII

The Corporation elects to be governed by Section 203 of the DGCL (or any successor provision thereto).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by the undersigned officer, thereunto duly authorized, on this         day of May, 2016.

KADMON HOLDINGS, INC.

By:
Name:	Steven N. Gordon, Esq.
Title:	Executive Vice President and General Counsel

[Kadmon Holdings, Inc. – Certificate of Incorporation]

EXHIBIT C

BYLAWS

BYLAWS OF
KADMON HOLDINGS, INC.

ARTICLE I
STOCKHOLDERS

1.1                               Place of Meetings.  All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be determined from time to time by the Board of Directors (the “Board of Directors”) of Kadmon Holdings, Inc. (the “Corporation”) or, if not determined by the Board of Directors, by the Chairman of the Board, the President or the Chief Executive Officer; provided that the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 1.13.

1.2                               Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at a time to be fixed by the Board of Directors and stated in the notice of the meeting.

1.3                               Special Meetings.  Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix.  Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

1.4                               Notice of Meetings.

(a)                                 Written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date fixed by the Board of Directors for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”)).  The notice of any meeting shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b)                                 Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission.  If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail.  Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)                                  Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held.  If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

1.5                               Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting;  the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation or (c) in any other manner provided by law.  If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 1.5 or to vote in person or by proxy at any meeting of stockholders.

1.6                               Quorum.  Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

1.7                               Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if the Board of Directors fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 4.5, written notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8                               Voting and Proxies.  Each stockholder shall have one (1) vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for such stockholder by a written proxy executed by the stockholder or the stockholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the Corporation.  Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

1.9                               Action at Meeting.

(a)                                 At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

(b)                                 All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

(c)                                  All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, that upon demand therefor by a stockholder entitled to vote or the stockholder’s proxy, a vote by ballot shall be taken.  Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

1.10                        Stockholder Business (Other Than the Election of Directors).

(a)                                 Only such business (other than nominations for election of directors, which is governed by Section 2.15 of these Bylaws) shall be conducted as shall have been properly brought before an annual meeting.  To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.10 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in this Section 1.10 as to such business.  For any business to be properly brought before an annual meeting by a stockholder (other than nominations for election of directors, which is governed by Section 2.15 of these Bylaws), it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be in writing and must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than 120 days prior to the first (1st) anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made.  “Public announcement” for purposes hereof shall have the meaning set forth in Section 2.15(c) of these Bylaws.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For business to be properly brought before a special meeting by a stockholder, the business must be limited to the purpose or purposes set forth in a request under Section 1.3.

(b)                                 A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  The terms “associate” and “beneficially owned” for purposes hereof shall have the meanings set forth in Section 2.15(e) of these Bylaws.

(c)                                  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d)                                 Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10; provided however, that any references in this Section 1.10 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.10.  Nothing in this Section 1.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(e)                                  Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) above shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

1.11                        Conduct of Business.  At every meeting of the stockholders, the Chairman of the Board of Directors, or, in his absence, the Chief Executive Officer, or, in his absence, such other person as may be appointed by the Board of Directors, shall act as chairman.  The Secretary of the Corporation or a person designated by the chairman of the meeting shall act as secretary of the meeting.  Unless otherwise approved by the chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.

The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part.  Without limiting the foregoing, the chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder.  Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 1.10, this Section 1.11 and Section 2.15.  The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 1.10, this Section 1.11 and Section 2.15, and if he should so determine that any proposed nomination or business is not in compliance with such sections, he shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

1.12                        Stockholder Action Without Meeting.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

1.13                        Meetings by Remote Communication.  If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II
BOARD OF DIRECTORS

2.1                               General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.  In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2                               Number and Term of Office.  Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall initially be nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).  All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

2.3                               Vacancies and Newly Created Directorships.  Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may, except as otherwise required by law, be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.4                               Resignation.  Any director may resign by delivering notice in writing or by electronic transmission to the President, Chief Executive Officer, Chairman of the Board or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.5                               Removal.  Subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only upon the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.  Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

2.6                               Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7                               Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or two (2) or more directors and may be held at any time and place, within or without the State of Delaware.

2.8                               Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director by (a) giving notice to such director in person or by telephone, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (b) sending a facsimile to his last known facsimile number, or delivering written notice by hand to his last known business or home address, at least twenty-four (24) hours in advance of the meeting, or (c) mailing written notice to his last known business or home address at least three (3) days in advance of the meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9                               Participation in Meetings by Telephone Conference Calls or Other Methods of Communication.  Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10                        Quorum.  A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors.  In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.  Interested directors may be counted in determining the presence of a quorum at a meeting of the

Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11                        Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.12                        Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13                        Committees.  The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14                        Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15                        Nomination of Director Candidates.

(a)                                 Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 2.15, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.15.

(b)                                 All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the Corporation.  To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than 120 days prior to the first (1st) anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made.  Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii)  the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (iv) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date:  (A) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (B) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (C) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (D) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (E) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (H) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (viii) the signed consent of each nominee to serve as a director of the Corporation if so elected.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notwithstanding the second sentence of this Section 2.15(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 2.15(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)                                  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this Section 2.15 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by Section 2.15(a) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth

(10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)                                  Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders.  The Chairman of the Board of Directors or Secretary may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 2.15 (including if the stockholder does not provide the updated information required under Section 2.15(b) to the Corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received.  The chairman of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination is not in compliance with this section (including if the stockholder does not provide the updated information required under Section 2.15(b) to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received.  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f)                                   Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15; provided however, that any references in this Section 2.15 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.15.  Nothing in this Section 2.15 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

ARTICLE III
OFFICERS

3.1                               Enumeration.  The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board and one (1) or more Vice Presidents and Assistant Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate.

3.2                               Election.  Officers shall be elected annually by the Board of Directors at its first (1st) meeting following the annual meeting of stockholders.  Officers may be appointed by the Board of Directors at any other meeting.

3.3                               Qualification.  No officer need be a stockholder.  Any two (2) or more offices may be held by the same person.

3.4                               Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until his earlier death, resignation or removal.

3.5                               Resignation and Removal.  Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

3.6                               Chairman of the Board.  The Board of Directors may appoint a Chairman of the Board.  If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors and these Bylaws.  Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Board of Directors.

3.7                               Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation.  He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors.  He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

3.8                               President.  Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation.  Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  He shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board and the Chief Executive Officer.

3.9                               Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.  In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10                        Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11                        Treasurer.  The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

3.12                        Chief Financial Officer.  The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board of Directors, the Chief Executive Officer or the President.  Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation.

3.13                        Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.14                        Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK

4.1                               Issuance of Stock.  Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2                               Stock Certificates.  The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock of the Corporation shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares of stock owned by such stockholder in the Corporation.  Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3                               Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof.  Except as may be otherwise required by law, the Certificate of Incorporation or the Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4                               Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 4.2, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5                               Record Dates.  The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to vote at any meeting of stockholders.  Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the date on which notice is given, or, if notice is waived, the close of business on the day before the date on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions.

The Board of Directors may fix in advance a record date (a) for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action.  Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) days prior to the action to which such record date relates.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary shall be the date on which the first (1st) written consent is expressed.  The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE V
GENERAL PROVISIONS

5.1                               Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.2                               Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

5.3                               Actions with Respect to Securities of Other Corporations.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers that this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

5.4                               Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.5                               Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.6                               Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.7                               Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.8                               Notices.  Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation.  The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.  Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (d) if by any other form of electronic transmission, when directed to the stockholder; and (e) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

5.9                               Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation as provided by law, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.10                        Time Periods.  In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.11                        Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI
AMENDMENTS

6.1                               By the Board of Directors.  Except as otherwise set forth in these Bylaws or the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors).

6.2                               By the Stockholders.  Except as otherwise set forth in these Bylaws or the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class.  Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1                               Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer or as otherwise described above, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expenses (including attorneys’ fees), liability and loss reasonably incurred or suffered by such person in connection therewith (including, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom), and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, that except as provided in Section 7.2 of this Article VII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law.  The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

7.2                               Right of Claimant to Bring Suit.  If a claim under Section 7.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or twenty (20) days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

7.3                               Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

7.4                               Non-Exclusivity of Rights.  The rights conferred on any person in this Article VII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

7.5                               Indemnification Contracts.  The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

7.6                               Insurance.  The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

7.7                               Effect of Amendment.  Any amendment, repeal or modification of any provision of this Article VII shall not adversely affect any right or protection of an indemnitee or his successor in respect of any act or omission occurring prior to such amendment, repeal or modification.